Exhibit (a)(2)

DWS INVESTMENT TRUST

AMENDED AND RESTATED DESIGNATION OF SERIES AND CLASSES

OF

SHARES OF BENEFICIAL INTEREST

WHEREAS, the Trustees of the Trust, acting pursuant to the Trust’s declaration of trust as then in effect, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective June 27, 2006 restated the Trust’s Prior Designations, the terms of the restated designation to supersede any terms set forth in the Prior Designations;

WHEREAS, pursuant to Article V, Section 11 of the Declaration, the Trustees, at a meeting held on June 27, 2006, authorized the following share class combinations to be effective as of the dates indicated below:

(i) Effective as of July 14, 2006, the class of the DWS Capital Growth Fund presently designated as Class AARP shares is combined with the Class S share class of that Series, and each Class AARP share of that Series outstanding as of the close of business on July 13, 2006 is redesignated as a Class S share of that Series, to have all the relative rights and preferences of the Class S shares of that Series under the Declaration;

(ii) Effective as of July 14, 2006, the class of the DWS Growth & Income Fund presently designated as Class AARP shares is combined with the Class S share class of that Series, and each Class AARP share of that Series outstanding as of the close of business on July 13, 2006 is redesignated as a Class S share of that Series, to have all the relative rights and preferences of the Class S shares of that Series under the Declaration;

(iii) Effective as of July 14, 2006, the class of the DWS Large Company Growth Fund presently designated as Class AARP shares is combined with the

Class S share class of that Series, and each Class AARP share of that Series outstanding as of the close of business on July 13, 2006 is redesignated as a Class S share of that Series, to have all the relative rights and preferences of the Class S shares of that Series under the Declaration;

(iv) Effective as of July 14, 2006, the class of the DWS S&P 500 Index Fund presently designated as Class AARP shares is combined with the Class S share class of that Series, and each Class AARP share of that Series outstanding as of the close of business on July 13, 2006 is redesignated as a Class S share of that Series, to have all the relative rights and preferences of the Class S shares of that Series under the Declaration;

(v) Effective as of July 14, 2006, the class of the DWS Small Cap Core Fund presently designated as Class AARP shares is combined with the Class S share class of that Series, and each Class AARP share of that Series outstanding as of the close of business on July 13, 2006 is redesignated as a Class S share of that Series, to have all the relative rights and preferences of the Class S shares of that Series under the Declaration;

NOW THEREFORE, the Trustees of the Trust, effective as of the dates set forth above hereby amend and restate the Trust’s Restated Designation of Series and Classes of Shares of Beneficial Interest in its entirety as follows:

1.          The following Series of Shares and Classes thereof are established and designated, the Shares of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this restated designation:

DWS Capital Growth Fund	Class A
Class B
Class C
Class R
Class S
Institutional Class

DWS Growth & Income Fund	Class A
Class B
Class C
Class R
Class S
Institutional Class

DWS Large Company Growth Fund	Class A
Class B
Class C

Class R
Class S
Institutional Class

DWS S&P 500 Index Fund	Class A
Class B
Class C
Class S

DWS Small Cap Core Fund	Class A
Class B
Class C
Class S

2.          For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law. The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, as such prospectus or statement of additional information may be further supplemented from time to time.

3.          The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 27th day of June 2006.

/s/ Henry P. Becton, Jr.	/s/ Dawn-Marie Driscoll
Henry P. Becton, Jr., Trustee	Dawn-Marie Driscoll Trustee
/s/ Keith R. Fox	/s/ Kenneth C. Froewiss
Keith R. Fox, Trustee	Kenneth C. Froewiss, Trustee
/s/ Martin J. Gruber	/s/ Richard J. Herring
Martin J. Gruber, Trustee	Richard J. Herring, Trustee
/s/Graham E. Jones	/s/ Rebecca W. Rimel
Graham E. Jones, Trustee	Rebecca W. Rimel, Trustee
/s/ Philip Saunders Jr.	/s/ Axel Schwarzer
Philip Saunders Jr., Trustee	Axel Schwarzer, Trustee
/s/ William N. Searcy, Jr.	/s/ Jean Gleason Stromberg
William N. Searcy, Jr., Trustee	Jean Gleason Stromberg, Trustee
/s/ Carl W. Vogt
Carl W. Vogt, Trustee